                                                                     EXHIBIT 4.8

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                  ANY AND ALL OUTSTANDING SHARES OF AROC INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 29, 2001, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively, constitute the "Offer") in connection with the offer by AROC Inc., a Delaware corporation (the "Company"), to purchase any and all outstanding shares of common stock, $0.001 par value per share (the "Shares"), of the Company at a price of $0.06 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     IF YOU HAVE ALREADY TENDERED YOUR SHARES OF AROC COMMON STOCK PURSUANT TO OUR EARLIER MAILING OF TENDER OFFER DOCUMENTS, NO FURTHER ACTION IS REQUIRED ON YOUR PART UNLESS YOU WISH TO WITHDRAW YOUR SHARES. IF YOU DO WISH TO WITHDRAW YOUR SHARES, PLEASE SEE "THE TENDER OFFER--WITHDRAWAL RIGHTS."

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Date :
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Number of Shares to the Tendered*:
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Name(s):                                    SIGN HERE:

                                            Signatures(s):
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(PLEASE TYPE OR PRINT)                                       (SIGNATURE)


                                            Signatures(s):
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(PLEASE TYPE OR PRINT)                                       (SIGNATURE)


Address:

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           (include zip code)


AREA CODE AND TELEPHONE NUMBER:     (    )
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TAXPAYER I.D. OR SOCIAL SECURITY:
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.